Exhibit 23.1


                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eagle Financial Corp. of our report dated October 29, 1992 included in
Exhibit 99.1 to this Annual Report.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-28403) and Form S-8 (No. 33-46092) of our report dated October 29, 1992, with respect to the consolidated financial statements of Eagle Financial Corp. incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1994.


ERNST & YOUNG LLP

Hartford, Connecticut
December 27, 1994

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